UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103152
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania		19053
(Address of principal executive offices)		(Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, StoneMor Inc. (the “Company”) is a party to a Nomination and Director Voting Agreement dated as of September 17, 2018 (as amended on February 4, 2019, June 27, 2019 and November 3, 2020, the “DVA”) with Axar Capital Management, LP (“Axar”), certain funds and managed accounts for which it serves as investment manager and its general partner, Axar GP, LLC (collectively, the “Axar Entities”), StoneMor GP Holdings LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII” and, collectively with StoneMor GP Holdings LLC, the “ACII Entities”). Under the DVA, and subject to certain conditions and exceptions, the Axar Entities and their affiliates are prohibited from acquiring additional shares of the Company’s Common Stock. On November 19, 2020, the Axar Entities, the ACII Entities and the Company entered into a letter agreement (the “Waiver”) pursuant to which the Axar Entities were permitted to acquire up to 10,319,369 additional shares of the Company’s Common Stock from certain investment funds in a single privately negotiated transaction and not in the open market. The terms of the Waiver were approved by both the Company’s Board of Directors and its Compensation, Nominating and Governance Committee. The waiver was subject to certain conditions, including the requirement that the Company, the Axar Entities and the ACII Entities have entered into a further amendment to the DVA to extend the standstill period applicable to the Axar Entities thereunder from December 31, 2022 to December 31, 2023. In addition, Axar agreed that if the additional shares were purchased:

•

It would vote or direct the voting of all shares of the Company’s Common Stock it beneficially owns in favor of amendments to Article VIII of the Company’s Certificate of Incorporation (the “Charter”) relating to amendments of the Company’s Bylaws and Article X of the Charter with respect to any amendment or repeal of Article V, Article VI(c), Article VII(a)-(d), Article VIII, Article X or Article XI of the Charter to increase the required stockholder approval required thereunder from “at least sixty six and two thirds percent (66 2/3%)” to “at least seventy-five percent (75%)” (collectively, the “Supermajority Provisions”); and

•

Pending the effectiveness of such amendment to Article VIII and Article X of the Charter, Axar would not vote or direct the voting of more than 72,804,944 shares of the Company’s Common Stock in favor of any proposal to which the Supermajority Provisions are applicable unless such proposal has been approved by the Company’s Board of Directors, including a majority of the directors then serving thereon who are not “Axar Designated Directors” under the DVA.

As contemplated by the Waiver, on November 20, 2020, the Company, the Axar Entities and the ACII Entities entered into the Fourth Amendment to the DVA (the “Fourth Amendment”) pursuant to which the standstill period applicable to the Axar Entities thereunder was extended from December 31, 2022 to December 31, 2023.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Waiver and the Fourth Amendment, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

2.1	Letter Agreement dated as of November 19, 2020 by and among StoneMor GP LLC, Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd., StoneMor GP Holdings, LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC.

2.2	Fourth Amendment to Nomination and Director Voting Agreement dated as of November 20. 2020 by and among StoneMor GP LLC, Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd., StoneMor GP Holdings, LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2020	STONEMOR INC.

	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary